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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934




        Date of Report (Date of earliest event reported): April 16, 2001




                             COLONIAL TRUST COMPANY
             (Exact name of registrant as specified in its charter)
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

        ARIZONA                                 0-18887                              75-2294862
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
(State or other jurisdiction of             (Commission File No.)                  (IRS Employer ID No.)
incorporation)
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                   5336 N. 19th Avenue, Phoenix, Arizona 85015
               (Address of principal executive office) (Zip Code)



       Registrant's telephone number, including area code: (602) 242-5507


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          (Former name or former address, if changed since last report)
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                             COLONIAL TRUST COMPANY

                                    FORM 8-K

                                 CURRENT REPORT


ITEM 5.  OTHER EVENTS

         On March 16, 2001, Stevens Financial Group, Inc. ("Stevens") filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona (Case No. 01-03105-ECF-RTB) (the "Stevens Bankruptcy Proceeding"). Colonial Trust Company ("Colonial") serves as Trustee under a series of Trust Indentures which secure obligations of Stevens under certain Time Certificates and Fixed Rate Instruments (debt instruments). Colonial has incurred, and will continue to incur in the future, costs and expenses (including without limitation costs and expenses of legal counsel and other advisors) in connection with the Stevens Bankruptcy Proceeding. Such costs and expenses may be material, and Colonial may not be able to recover such costs in the Stevens Bankruptcy Proceeding. In the event such costs and expenses are material and Colonial does not recover those costs and expenses, the foregoing could have a material adverse effect on Colonial's financial condition and results of operations.

ITEM 7.  EXHIBITS

         None.


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         April 23, 2001.                 COLONIAL TRUST COMPANY

                                         By:      /s/ John K. Johnson
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                                             John K. Johnson
                                             Its Chief Executive Officer


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